Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form F-3 No. 333-153223) and to the incorporation by reference therein of our report dated March 25, 2009, with respect to the consolidated financial statements of Samson Oil & Gas Limited for the year ended June 30, 2008 included in its Form 6-K/A filed July 10, 2009, with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado
July 10, 2009